Exhibit 99.1

News Release

Weatherford Provides Financial Update and

Announces Intention to Delist from the

New York Stock Exchange

HOUSTON, April 15, 2020 – (OTCPINK: WFTLF) Weatherford International plc (“Weatherford” or the “Company”) provided an update today on its expected results for the first quarter of 2020 and announced its intention to delist from the New York Stock Exchange (“NYSE”).

FINANCIAL UPDATE

Despite the challenging environment, the Company’s preliminary financial results improved during the first quarter of 2020 due to operational and cost reduction initiatives.

The Company’s preliminary financial results for the first quarter of 2020 are:

•	Revenues in the range of $1,190 to $1,210 million;
•	Net loss attributable to Weatherford in the range of $185 to $210 million;
•	Adjusted EBITDA, a non-GAAP measure, in the range of $160 to $170 million;
•	Cash flow from operations in the range of $5 to $25 million and capital expenditures in the range of $30 to $40 million; and
•	Free cash flow, a non-GAAP measure, in the range of negative $15 to negative $25 million, including payments of approximately $80 million primarily associated with prior year’s financial restructuring and legacy corporate development activities.

The impact of the COVID-19 pandemic and recent actions by certain producing nations have had an unprecedented disruption on the supply/demand equation for oil, resulting in a precipitous decline in commodity prices and substantial reductions to the capital spending plans of exploration and production companies. In response, Weatherford supplemented its cost reduction initiatives with a number of actions, including:

•	Temporary pay reductions of 20% for management and to the Board of Directors’ annual cash retainer;
•	Total headcount reductions across North American operations and the global support structure of 38% and 25%, respectively;
•	Furloughs and pay reductions for remaining employees in the United States and selected international locations;
•	Reducing planned capital expenditures by approximately 50% in 2020 versus 2019 levels; and
•	Further consolidating geographic and product line structures to better align with market conditions.

Currently, Weatherford has adequate liquidity and is compliant with its financial covenants. However, the emerging operating environment has led to the inability to predict the depth and length of the industry’s weakness.  In this backdrop, the Company’s debt levels are too high.  Management and the Board of Directors are evaluating options to improve liquidity and address the Company’s long-term capital structure.

Weatherford plans to release its first quarter 2020 Form 10-Q on May 11, 2020 and the preliminary financial results noted above are subject to finalization.

NYSE DELISTING

The Company has been evaluating its options with respect to its NYSE listing and, after careful deliberations, the Board of Directors has determined that delisting is in the best interest of the Company. As such, the Company will withdraw its appeal to the delisting proceedings by the NYSE.

The Company’s shares of common stock will be delisted from trading on the NYSE through the filing of a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”).

Weatherford will continue to evaluate listing on the NYSE or other trading platforms and will provide updates as necessary. The Company will continue to trade on the OTC Pink Marketplace under the ticker symbol “WFTLF”.

Non-GAAP Measures

Weatherford reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results of prior periods and comparisons with peer companies.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization expense.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA adjusted for impairment charges, restructuring charges (severance and facility charges), asset write-downs, noncash stock-based compensation, prepetition charges, reorganization items, gain or loss on sales of businesses, and other non-operating expenses.

Free cash flow is defined as operating cash flow less net capital expenditures (net of any proceeds from the disposition of assets).

The following table sets forth a reconciliation of preliminary GAAP to non-GAAP measures:

Reconciliation of GAAP to Non-GAAP Preliminary Financial Measures (Subject to Finalization)
(Unaudited; $ in millions)
	Preliminary Range
	Low	High
Net Loss Attributable to Weatherford	($210)	($185)
Net Income Attributable to Noncontrolling Interests	7	7
Net Loss	(203)	(178)
Interest Expense, Net	58	58
Income Tax Provision	29	29
Depreciation and Amortization	224	204
EBITDA	108	113

Other (Income) Expense Adjustments:
Restructuring Charges	15	20
Asset Write-Downs and Other	7	7
Reorganization Items	8	8
Other Non-Operating Expenses	22	22
Adjusted EBITDA - Non-GAAP	$160	$170

Cash Flow from Operations - GAAP	$5	$25
Capital Expenditures, Net	30	40
Free Cash Flow - Non-GAAP	($25)	($15)

In this release, the Company has included certain preliminary estimates of its results of operations for its fiscal quarter ended March 31, 2020 (the “First Quarter 2020”). The preliminary estimates are based on the Company’s internal management accounts and reporting as of and for the First Quarter 2020 based on currently available information. The preliminary results of operations are subject to revision as the Company prepares its financial statements and disclosures in connection with the future filing of its Form 10-Q for the First Quarter 2020. Such revisions may be significant, including as a result of completing the assessment as to whether there was any impairment of goodwill, intangibles, property, plant and equipment, inventory and accounts receivable in the First Quarter 2020. In connection with its quarterly closing and review process for the fiscal quarter, the Company may identify items requiring adjustments to the preliminary results of operations included herein. Accordingly, the final results and other disclosures for the First Quarter 2020 may differ materially from this preliminary data. This preliminary financial data should not be viewed as a substitute for the Company’s financial statements prepared in accordance with U.S. GAAP. The Company’s condensed consolidated financial statements for the First Quarter 2020 will not be available until the filing of its Form 10-Q for the First Quarter 2020 on or about May 11, 2020.

About Weatherford

Weatherford is the leading wellbore and production solutions company. Operating in more than 80 countries, the Company answers the challenges of the energy industry with its global talent network of 24,000 team members and 610 locations, which include service, research and development, training, and manufacturing facilities. Visit www.weatherford.com/ for more information or connect on LinkedIn, Facebook, Twitter, Instagram, or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements concerning, among other things, the impact of the COVID-19 pandemic and the Company’s response to COVID-19, the Company’s liquidity and financial covenants and plans to evaluate the Company’s capital structure and future listing options. These forward-looking statements  generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in the Company’s forward-looking statements. Investors are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including as a result of changes in the macroeconomic outlook for the oil and gas industry, realization of additional cost savings and operational efficiencies, the impact of impairment tests on the carrying value of the Company’s assets, the Company’s preparedness for and response to the COVID-19 pandemic and the impact of logistical issues and business interruptions associated with COVID-19 on the Company and its customers and suppliers. Forward-looking statements are also affected by the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time-to-time in the Company's other filings with the SEC. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

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Contact

Sebastian Pellizzer

Senior Director, Investor Relations

+1 713-836-6777

investor.relations@weatherford.com